Exhibit 99.3

        Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Quarterly Report on Form 10-Q of Strategic Capital Resources, Inc., a Delaware Corporation (the "Company") for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David Miller, as Chief Executive Officer of the Company, and Cary Greenberg, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                           /s/ DAVID MILLER
                                           -------------------------------------
                                           Name:  David Miller
                                           Title: Chief Executive Officer
                                           Date:  June 5, 2003


                                           /s/  CARY GREENBERG
                                           -------------------------------------
                                           Name:  Cary Greenberg
                                           Title: Chief Financial Officer
                                           Date:  June 5, 2003

This certification accompanies the Report pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extend required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

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